EXHIBIT 99B

                        SEC GUIDE 3 FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA
------------------------------------------------------------------------------------------------------------------------------------

LOANS
------------------------------------------------------------------------------------------------------------------------------------

The following  table sets forth the  composition of Vista's loan portfolio as of the dates indicated:

                                                                                  For The Years Ended December 31,
                                                                --------------------------------------------------------------------
Amounts in Thousands                                              1998           1997           1996           1995           1994
----------------------------------------------------            --------       --------       --------       --------       --------
Commercial, financial, agricultural loans
          and lease financing                                   $136,449       $ 98,813       $ 78,250       $ 67,311       $ 54,870
Real estate - construction loans                                     558            614          1,043            807          1,509
Real estate - mortgage loans                                     136,980        131,882        139,569        133,664        130,499
Consumer loans                                                    95,539         86,180         80,702         62,500         50,143
----------------------------------------------------            --------       --------       --------       --------       --------
                               Total loans                      $369,526       $317,489       $299,564       $264,282       $237,021
----------------------------------------------------            --------       --------       --------       --------       --------


The following table presents the percentage distribution of loans by category as of the dates indicated:

                                                                                  For The Years Ended December 31,
                                                                --------------------------------------------------------------------
                                                                  1998           1997           1996           1995           1994
----------------------------------------------------            -------         ------         ------         ------         -------
Commercial, financial, agricultural loans
          and lease financing                                     36.93%         31.12%         26.12%         25.47%         23.15%
Real estate - construction loans                                   0.15%          0.19%          0.35%          0.31%          0.64%
Real estate - mortgage loans                                      37.07%         41.54%         46.59%         50.58%         55.05%
Consumer loans                                                    25.85%         27.14%         26.94%         23.64%         21.16%
----------------------------------------------------             ------         ------         ------         ------         ------
                               Total loans                       100.00%        100.00%        100.00%        100.00%        100.00%
----------------------------------------------------             ------         ------         ------         ------         ------

The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 1998, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                                        December 31, 1998
                                                                --------------------------------------------------------------------
                                                                               Maturing      Maturing
                                                                 Maturing        after         after        Maturing
                                                                 in one        one year     five years        after          Total
                                                                  year         through        through       ten years
Amounts in Thousands                                             or less      five years     ten years
----------------------------------------------------            --------       --------       --------       --------       --------
Types of loans:

          Commercial, financial, agricultural loans
                     and lease financing                        $ 46,713       $ 82,608       $  4,896       $  2,232       $136,449
          Real estate - construction loans                           530             --             --             28            558
----------------------------------------------------            --------       --------       --------       --------       --------
                               Total                            $ 47,243       $ 82,608       $  4,896       $  2,260       $137,007
----------------------------------------------------            --------       --------       --------       --------       --------

Amount of such loans with:

          Predetermined fixed rates                             $ 36,508       $ 51,087       $  4,896       $  2,260       $ 94,751
          Floating or adjustable rates                            10,735         31,521             --             --         42,256
----------------------------------------------------            --------       --------       --------       --------       --------
                               Total                            $ 47,243       $ 82,608       $  4,896       $  2,260       $137,007
----------------------------------------------------            --------       --------       --------       --------       --------

SELECTED CONSOLIDATED FINANCIAL DATA
------------------------------------------------------------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES
------------------------------------------------------------------------------------------------------------------------------------

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                               For The Years Ended December 31,
                                                                   -----------------------------------------------------------------
Amounts in Thousands                                                 1998          1997          1996          1995          1994
------------------------------------------------------             --------      --------      --------      --------      --------

Loans outstanding at end of period                                 $369,526      $317,489      $299,564      $264,282      $237,021
------------------------------------------------------             --------      --------      --------      --------      --------

Average loans outstanding during the period                        $342,676      $312,696      $281,518      $251,062      $223,477
------------------------------------------------------             --------      --------      --------      --------      --------

Allowance for loan losses:

     Balance, beginning of period                                  $  4,148      $  3,903      $  3,932      $  3,947      $  3,697

     Loans charged off:

          Commercial, financial, agricultural loans
               and lease financing                                      115           139           194            92            52
          Real estate - construction loans                               --            --            --            --            --
          Real estate - mortgage loans                                  181           110            25            77           172
          Consumer loans                                                243           487           260            88           100
------------------------------------------------------             --------      --------      --------      --------      --------
               Total loans charged off                                  539           736           479           257           324

Recoveries:

          Commercial, financial, agricultural loans
               and lease financing                                       30             1            32            20            38
          Real estate - construction loans                               --            --            --            --            --
          Real estate - mortgage loans                                   65           109             5            14            32
          Consumer loans                                                 40            41            33            18            24
------------------------------------------------------             --------      --------      --------      --------      --------
               Total recoveries                                         135           151            70            52            94

------------------------------------------------------             --------      --------      --------      --------      --------
               Net loans charged off                                    404           585           409           205           230

     Provision for loan losses                                          780           830           380           190           480

------------------------------------------------------             --------      --------      --------      --------      --------
     Balance, end of period                                        $  4,524      $  4,148      $  3,903      $  3,932      $  3,947
------------------------------------------------------             --------      --------      --------      --------      --------

Net loans charged off during the period as
     a percent of average loans outstanding
     during the period                                                 0.12%         0.19%         0.15%         0.08%         0.10%
------------------------------------------------------             --------      --------      --------      --------      --------


The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:

                                                                                    For The Years Ended December 31,
                                                                   -----------------------------------------------------------------
Amounts in Thousands                                                  1998          1997          1996          1995          1994
------------------------------------------------------             --------      --------      --------      --------      --------
Commercial, financial, agricultural loans
     and lease financing                                             $2,908        $1,972        $1,949        $1,805         $1,726
Real estate - construction loans                                          -             -             -             -              -
Real estate - mortgage loans                                            530           515           520           554            518
Consumer loans                                                          789           706           664           434            330
Unallocated                                                             297           955           770         1,139          1,373
------------------------------------------------------             --------      --------      --------      --------      ---------
     Total allowance for loan losses                                 $4,524        $4,148        $3,903        $3,932         $3,947
------------------------------------------------------             --------      --------      --------      --------      ---------

SELECTED CONSOLIDATED FINANCIAL DATA
------------------------------------------------------------------------------------------------------------------------------------

NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
------------------------------------------------------------------------------------------------------------------------------------

The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:


                                                                                    For The Years Ended December 31,
-------------------------------------------------------------        ---------------------------------------------------------------
Amounts in Thousands                                                  1998          1997          1996          1995           1994
-------------------------------------------------------------        ------        ------        ------        ------         ------

Nonaccrual, Restructured and Past Due Loans:

     Nonaccrual loans (1)                                            $1,930        $2,915        $3,177        $4,035         $3,454
     Restructured loans on accrual status                               495           299           207           155            159
     Accrual loans past due 90 days or more                             160            78           224           356            172
-------------------------------------------------------------        ------        ------        ------        ------         ------
          Total nonaccrual, restructured and past due loans          $2,585        $3,292        $3,608        $4,546         $3,785
-------------------------------------------------------------        ------        ------        ------        ------         ------

Other real estate                                                    $1,112        $1,359        $1,280          $489           $744
-------------------------------------------------------------        ------        ------        ------        ------         ------

Interest income that would have been recorded
     under original terms                                               $89          $193           $86          $128           $150
-------------------------------------------------------------        ------        ------        ------        ------         ------

Interest income recorded during the period (2)                          $81           $62          $153          $167           $314
-------------------------------------------------------------        ------        ------        ------        ------         ------
(1)  Includes nonaccrual restructured loans.

(2)  1994 includes a $206 thousand  adjustment to recognize  interest  income that had been deferred on a  nonperforming  commercial loan.

------------------------------------------------------------------------------------------------------------------------------------

DEPOSITS
------------------------------------------------------------------------------------------------------------------------------------

The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                          For The Years Ended December 31,
                                               -------------------------------------------------------------------------------------
                                                        1998                           1997                           1996
                                               ----------------------        ------------------------        -----------------------
                                               Average        Average        Average          Average        Average         Average
Amounts in Thousands (Except Percentages)      Balance          Rate         Balance            Rate         Balance           Rate
-------------------------------------------    -------        -------        -------          -------        -------         -------
Noninterest-bearing demand                      55,241        0.00%           44,755          0.00%           39,154         0.00%
Interest-bearing demand                         79,060        2.14%           72,051          2.14%           68,306         2.26%
Savings                                        128,465        3.05%          118,591          3.21%          109,819         3.15%

Time:

     Certificates less than $100,000           196,919        5.43%          197,546          5.45%          171,565         5.37%
     Certificates $100,000 and over             42,095        5.56%           36,839          5.61%           31,623         5.41%
-------------------------------------------    -------        ----           -------          ----           -------         ----
          Total deposits                       501,780        3.72%          469,782          3.87%          420,467         3.79%
-------------------------------------------    -------        ----           -------          ----           -------         ----


-------------
-----------------------------------------------------------------------------------------------------------------------

BORROWED FUNDS
------------------------------------------------------------------------------------------------------------------------------------

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                                                       For The Years Ended December 31,
                                                                                  -----------------------------------------
     Amounts in Thousands (Except Percentages)                                      1998             1997             1996
     --------------------------------------------------                           -------          -------          -------
     Balance at end of period                                                     $16,963           $8,859          $16,643
     Weighted average interest rate at end of period                                 3.95%            4.42%            4.64%
     Maximum amount outstanding
          at any month-end during the period                                      $20,902          $23,300          $16,643
     Average amount outstanding during the period                                 $13,672          $14,407          $13,000
     Weighted average interest rate during the period                                4.30%            4.78%            4.51%
     --------------------------------------------------                           -------          -------          -------

SELECTED CONSOLIDATED FINANCIAL DATA
------------------------------------------------------------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE
------------------------------------------------------------------------------------------------------------------------------------

The following table presents the maturities and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:

                                                                     For The Year Ended December 31, 1998
                                                 ----------------------------------------------------------------------------
                                                                                After one but               After five but
                                                   Within one year            within five years            within ten years
Amounts in Thousands                             -------------------         -------------------          ------------------
(Except Percentages)                              Amount       Yield          Amount       Yield           Amount      Yield
-----------------------------------------        -------       -----         -------       -----          -------      -----
U.S. Treasury                                     $6,049       6.24%          $8,229        5.75%            $ -         $ -
U.S. Government agencies and corporations          1,001       6.12%          10,933        5.87%          15,530       6.41%
State and other political subdivisions               722       5.15%           5,944        6.41%           2,900       6.87%
Other                                              2,330       6.91%           4,310        6.45%           1,871       6.19%
-----------------------------------------        -------       -----         -------        -----         -------       -----
          Total securities                       $10,102       6.30%         $29,416        6.03%         $20,301       6.46%
-----------------------------------------        -------       -----         -------        -----         -------       -----

                                                                     For The Year Ended December 31, 1998
                                                 -----------------------------------------------------------------------------

                                                   After ten years                 No maturity                   Total
Amounts in Thousands                             ---------------------         -------------------       ---------------------
(Except Percentages)                              Amount         Yield         Amount        Yield        Amount         Yield
-----------------------------------------        --------        -----         ------        -----       --------        -----
U.S. Treasury                                    $     --          --          $  --           --         $14,278        5.96%
U.S. Government agencies and corporations          86,465        6.33%            --           --         113,929        6.29%
State and other political subdivisions             26,720        6.92%            --           --          36,286        6.80%
Other                                               3,318        7.37%          3,841        6.38%         15,670        6.66%
-----------------------------------------        --------        -----         ------        -----       --------        -----
          Total securities                       $116,503        6.49%         $3,841        6.38%       $180,163        6.40%
-----------------------------------------        --------        -----         ------        -----       --------        -----

Note: At December 31, 1998, all securities were classified as available for sale.

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